Exhibit 4.2

MEDTRONIC GLOBAL HOLDINGS S.C.A.

as Issuer

and

MEDTRONIC PUBLIC LIMITED COMPANY

and MEDTRONIC, INC.

as Guarantors

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE DATED AS OF MARCH 28, 2017

TO INDENTURE

DATED AS OF MARCH 28, 2017

Relating to

$1,000,000,000 1.700% Senior Notes due 2019

$850,000,000 3.350% Senior Notes due 2027

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 28, 2017 (the “Supplemental Indenture”), to the Base Indenture (defined below) among MEDTRONIC GLOBAL HOLDINGS S.C.A., a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 3b, boulevard Prince Henry, L-1724 Luxembourg and registered with the Luxembourg trade and companies register under number B191129 (the “Company”), MEDTRONIC PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland (“Parent”), MEDTRONIC, INC., a Minnesota corporation (“Medtronic, Inc.” and, together with Parent, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association duly organized under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors executed and delivered to the Trustee the Indenture, dated as of March 28, 2017 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s Securities;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 1.700% Senior Notes due 2019 (the “2019 Notes”) and 3.350% Senior Notes due 2027 (the “2027 Notes” and, together with the 2019 Notes, the “Notes”), to be fully and unconditionally guaranteed by the Guarantors (the “Guarantees”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, to make the Guarantees, when executed by the Guarantors, the valid and legally binding obligations of the Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2019 Notes” has the meaning provided in the recitals.

“2019 Note Interest Payment Date” has the meaning provided in Section 2.04(a).

“2027 Notes” has the meaning provided in the recitals.

“2027 Note Interest Payment Date” has the meaning provided in Section 2.04(b).

“Base Indenture” has the meaning provided in the recitals.

“Company” has the meaning provided in the preamble.

“Guarantor” has the meaning provided in the preamble.

“Indenture” has the meaning provided in the recitals.

“Medtronic, Inc.” has the meaning provided in the preamble.

“Notes” has the meaning provided in the recitals.

“Parent” has the meaning provided in the preamble.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The 2019 Notes are hereby authorized and are designated the “1.700% Senior Notes due 2019” and the 2027 Notes are hereby authorized and are designated the “3.350% Senior Notes due 2027,” each unlimited in aggregate principal amount. The 2019 Notes and 2027 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an aggregate principal amount of $1,000,000,000 and $850,000,000, respectively, which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 3.03 of the Base Indenture. In addition, the Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes issued on the date hereof in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof; provided, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.

Section 2.02. Maturity. The principal amount of the 2019 Notes shall be payable on March 28, 2019 and the principal amount of the 2027 Notes shall be payable on April 1, 2027.

Section 2.03. Form and Payment. (a) The Notes shall be issued as global notes, only in fully registered book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to The Depository Trust Company as the Depositary with respect to the Notes of such series or its nominee.

(c) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of Cede & Co.

(d) Wells Fargo Bank, National Association shall act as paying agent for the Notes (the “Paying Agent”). The Company may appoint and change the Paying Agent without prior notice to the Holders.

Section 2.04. Interest. (a) Interest on the 2019 Notes shall accrue at the rate of 1.700% per annum. Interest on the 2019 Notes shall be payable semiannually in arrears on March 28 and September 28, commencing on September 28, 2017 (each a “2019 Note Interest Payment Date”), to the Holders in whose names the 2019 Notes are registered at the close of business on the March 13 and September 13 immediately preceding such 2019 Note Interest Payment Date. Interest on the 2019 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any 2019 Note Interest Payment Date is not a Business Day, then the related payment of interest for such 2019 Note Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such 2019 Note Interest Payment Date and no further interest shall accrue as a result of such delay.

(b) Interest on the 2027 Notes shall accrue at the rate of 3.350% per annum. Interest on the 2027 Notes shall be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2017 (each a “2027 Note Interest Payment Date”), to the Holders in whose names the 2027 Notes are registered at the close of business on the March 15 and September 15 immediately preceding such 2027 Note Interest Payment Date. Interest on the 2027 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any 2027 Note Interest Payment Date is not a Business Day, then the related payment of interest for such 2027 Note Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such 2027 Note Interest Payment Date and no further interest shall accrue as a result of such delay.

Section 2.05. Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption. (a) The Company may redeem either series of the Notes, in whole or in part, in the case of the 2019 Notes, at any time prior to their maturity, and in the case of the 2027 Notes, at any time prior to the Par Call Date, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes of the series to be redeemed, and

(ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes of such series to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date and assuming, in the case of the 2027 Notes, that such Notes matured on the Par Call Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 10 basis points, in the case of the 2019 Notes, and 15 basis points, in the case of the 2027 Notes.

plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(b) At any time on and after the Par Call Date, the Company may redeem the 2027 Notes at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

(c) Notwithstanding anything to the contrary in the Base Indenture, in the case of any redemption at the election of the Company of less than all the Notes of either series, the Company shall, at least 10 days prior to the date on which the Company mails the notice of redemption to each holder (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the applicable Redemption Date, of the principal amount of Notes of such series to be redeemed and, if applicable, of the tenor of the Notes to be redeemed.

(d) Notwithstanding anything to the contrary in the Base Indenture, (i) notice of redemption shall be delivered not less than 15 nor more than 60 days prior to the applicable Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Security Register and (ii) an Officers’ Certificate specifying the actual redemption price shall be sent to the Trustee no later than two Business Days prior to the Redemption Date.

(e) For purposes of this Section 3.01, the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The semi-annual equivalent yield to maturity will be computed as of the third Business Day immediately preceding such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, in the case of the 2027 Notes, that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means January 1, 2027.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer and (ii) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Covenant Defeasance. Article 13 of the Base Indenture shall be applicable to the Notes.

Section 4.02. Form of Notes. (a) The Notes and the Trustee’s certificates of authentication to be endorsed thereon are to be substantially in the forms of Exhibits A and B attached hereto, which forms are hereby incorporated in and made a part of this Supplemental Indenture.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 4.03. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 4.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 4.05. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 4.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF

THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 4.07. Successors. All agreements of the Company and the Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 4.08. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.09. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à.r.l. its General Partner, in turn acting by

By:	/s/ Erik De Gres
Name: Erik De Gres
Title: Managing Director

Attest:

By:	/s/ Linda S. Harty
Name: Linda S. Harty
Title: Manager

[Signature Page to Medtronic Global Holdings S.C.A. First Supplemental Indenture]

MEDTRONIC PUBLIC LIMITED COMPANY

By:	/s/ Karen L. Parkhill
Name: Karen L. Parkhill
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Medtronic Global Holdings S.C.A. First Supplemental Indenture]

MEDTRONIC, INC.

By:	/s/ Karen L. Parkhill
Name: Karen L. Parkhill Title: Executive Vice President and Chief Financial Officer

[Signature Page to Medtronic Global Holdings S.C.A. First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Medtronic Global Holdings S.C.A. First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

1.700% Senior Note Due 2019

CUSIP No.: 58507L AB5
No.	ISIN No.: US58507LAB53
$

Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of              Dollars on March 28, 2019 and to pay interest thereon from March 28, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 28 and September 28 in each year, commencing September 28, 2017, at the rate of 1.700% per annum computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal hereof is paid or made available for payment. The Company shall pay interest on overdue principal, and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the rate borne by this Security.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 13 or September 13 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Minneapolis, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

By:
Name:
Title:

Attest:

NOTATION OF GUARANTEE

For value received, the undersigned (the “Guarantor”), to the extent set forth in and subject to the terms of the Indenture, dated as of March 28, 2017 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of March 28, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Medtronic Global Holdings S.C.A, a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (the “Company”), Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland, Medtronic, Inc., a Minnesota corporation, and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder and to the Trustee and its successors and assigns, that the principal of and premium, if any, and interest on the 2019 Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 2019 Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Notation of Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Notation of Guarantee. Each Holder of the 2019 Notes to which this Notation of Guarantee is endorsed, by accepting such 2019 Notes, agrees to and shall be bound by such provisions.

All terms used in this Notation of Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused this Notation of Guarantee to be signed by a duly authorized officer.

Dated: March 28, 2017

MEDTRONIC PUBLIC LIMITED COMPANY

By

MEDTRONIC, INC.

By

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: March 28, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, Trustee

By:
Authorized Officer

(REVERSE OF SECURITY)

MEDTRONIC GLOBAL HOLDINGS S.C.A.

1.700% Senior Note Due 2019

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 28, 2017 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of March 28, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland, Medtronic, Inc., a Minnesota corporation, and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000. The Company may at any time issue additional Securities under the Indenture in unlimited amounts having the same terms as the Securities; provided that no additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Securities.

The Securities of this series may be redeemed at any time prior to their maturity, as a whole or in part, at the option of the Company, upon mailing notice of such redemption not less than 15 and not more than 60 days to the Holders of such Securities, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Securities being redeemed; and

(ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 10 basis points, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Reference is made to the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth herein.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

3.350% Senior Note Due 2027

CUSIP No.: 58507L AC3
No.	ISIN No.: US58507LAC37
$

Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of              Dollars on April 1, 2027 and to pay interest thereon from March 28, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing October 1, 2017, at the rate of 3.350% per annum computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal hereof is paid or made available for payment. The Company shall pay interest on overdue principal, and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the rate borne by this Security.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Minneapolis, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

By:
Name:
Title:

Attest:

NOTATION OF GUARANTEE

For value received, the undersigned (the “Guarantor”), to the extent set forth in and subject to the terms of the Indenture, dated as of March 28, 2017 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of March 28, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Medtronic Global Holdings S.C.A, a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (the “Company”), Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland, Medtronic, Inc., a Minnesota corporation, and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), hereby fully and unconditionally guarantees, on a joint and several basis, to each Holder and to the Trustee and its successors and assigns, that the principal of and premium, if any, and interest on the 2027 Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 2027 Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Notation of Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Notation of Guarantee. Each Holder of the 2027 Notes to which this Notation of Guarantee is endorsed, by accepting such 2027 Notes, agrees to and shall be bound by such provisions.

All terms used in this Notation of Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused this Notation of Guarantee to be signed by a duly authorized officer.

Dated: March 28, 2017

MEDTRONIC PUBLIC LIMITED COMPANY

By

MEDTRONIC, INC.

By

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: March 28, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, Trustee

By:
Authorized Officer

(REVERSE OF SECURITY)

MEDTRONIC GLOBAL HOLDINGS S.C.A.

3.350% Senior Note Due 2027

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 28, 2017 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of March 28, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Medtronic Public Limited Company, a public limited company incorporated under the laws of Ireland, Medtronic, Inc., a Minnesota corporation, and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $850,000,000. The Company may at any time issue additional Securities under the Indenture in unlimited amounts having the same terms as the Securities; provided that no additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Securities.

The Securities of this series may be redeemed at any time prior to their maturity, as a whole or in part, at the option of the Company, upon mailing notice of such redemption not less than 15 and not more than 60 days to the Holders of such Securities, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Securities being redeemed; and

(ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date and assuming that such Securities matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date.

In addition, at any time on and after the Par Call Date, the Securities are redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Reference is made to the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth herein.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.